UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2016

KEURIG GREEN MOUNTAIN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12340	03-0339228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Coffee Lane
Waterbury, Vermont 05676

(Address of Principal Executive Offices) (Zip Code)

(802) 244-5621

(Registrant’s telephone number, including area code)

N/A

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On March 3, 2016, Keurig Green Mountain, Inc., a Delaware corporation (the “Company”), completed its previously announced merger (the “Merger”) with Maple Holdings Acquisition Corp. (“Acquisition Sub”), a Delaware corporation and wholly-owned subsidiary of Acorn Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands (“Parent”), pursuant to the terms of the Agreement and Plan of Merger, dated as of December 6, 2015 (the “Merger Agreement”), by and among Parent, Acquisition Sub, the Company and, solely for the purposes of Article IX of the Merger Agreement, JAB Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands.  The Company was the surviving corporation in the Merger and, as a result, is now a wholly-owned subsidiary of Parent.

The description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference to the full text of the Merger Agreement which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 8, 2015 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 3, 2016, Parent completed the acquisition of the Company. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share (a “Share”) of common stock of the Company, par value $0.10 per Share (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than (i) Shares owned by Parent, any subsidiary of Parent, Acquisition Sub or the Company, in each case immediately prior to the Effective Time, and (ii) Shares held by stockholders who did not vote in favor of the Merger and who properly and validly perfected their statutory rights of appraisal in respect of such Shares in accordance with Section 262 of the Delaware General Corporation Law (clauses (i) and (ii), the “Excluded Shares”)) was cancelled and extinguished and automatically converted into the right to receive $92.00 in cash (“Merger Consideration”) without interest thereon, subject to applicable tax withholding.

In addition, at the Effective Time of the Merger:

•                  each option to purchase Shares under any of Keurig’s stock plans (each, a “Stock Option”) that was outstanding immediately prior to the Effective Time was accelerated in full, cancelled and terminated, and each holder of each such Stock Option ceased to have any rights except the right to be paid at or promptly after the Effective Time, subject to applicable tax withholding, an amount in cash (without interest) equal to the product of (i) the total number of Shares subject to such Stock Option multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price of such Stock Option, and any Stock Options with an exercise price that equals or was in excess of the Merger Consideration were cancelled and terminated for no consideration;

•                  each award of restricted stock units (each, an “RSU”) subject to specified vesting criteria under any of Keurig’s stock plans (other than performance-based vesting criteria) that was outstanding immediately prior to the Effective Time became fully vested and was cancelled and terminated, and each holder of each such RSU Award will be paid at or promptly after the Effective Time, subject to applicable tax withholding, an amount in cash (without interest) equal to the number of Shares subject to such cancelled RSU Award multiplied by the Merger Consideration; and

•                  each award of RSUs subject to specified performance-based vesting criteria under any of Keurig’s stock plans (each, a “PSU Award”) that was outstanding immediately prior to the Effective Time became fully vested immediately prior to the Effective Time and was cancelled and terminated, and each holder of each such PSU Award will be paid at or promptly after the Effective Time, subject to applicable tax withholding, an amount in cash (without interest) equal to the number of Shares subject to such cancelled PSU Award multiplied by the Merger Consideration, with the total number of Shares subject to a PSU Award determined as follows: (i) for PSU Awards with a performance period ending prior to the date hereof, based on actual performance through the end of such performance period and (ii) for PSU Awards with a performance period not ending prior to the date hereof by their terms, at 100% of target levels.

For the Company’s non-employee directors who were participants in the Amended and Restated 2002 Deferred Compensation Plan, a nonqualified deferred compensation plan, the amounts notionally invested in Company Common Stock (which we refer to as “Phantom Stock Units”) immediately prior to the Effective Time were cancelled and terminated, and each holder of each such Phantom Stock Unit will be paid at or promptly after the Effective Time an amount in cash (without interest) equal to the number of cancelled Phantom Stock Units multiplied by the Merger Consideration.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the NASDAQ Global Select Market (“NASDAQ”) on March 3, 2016 that the certificate of merger has been filed with the State of Delaware and that, at the Effective Time, each Share (other than the Excluded Shares) was cancelled and extinguished and automatically converted into the right to receive Merger Consideration without interest thereon, subject to applicable tax withholding. In addition, the Company requested that NASDAQ delist the Company Common Stock before the commencement of trading on March 3, 2016, and, as a result, trading of Company Common Stock on NASDAQ was suspended as of approximately 9:00 a.m. on March 3, 2016. The Company also requested NASDAQ to file a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of the Company Common Stock from NASDAQ and the deregistration of the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 requesting the termination of registration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

At the Effective Time, each holder of Shares issued and outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company (other than the right of the holders of Shares (other than Excluded Shares) to receive the Merger Consideration pursuant to the Merger Agreement).

Item 5.01 Changes in Control of Registrant.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly-owned subsidiary of Parent.

The total amount of funds used to complete the Merger and related transactions and pay related fees and expenses was approximately $13.9 billion, which was funded through a combination of equity contributions from Parent’s existing shareholders, cash of the Company and proceeds from a debt financing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

In connection with the consummation of the Merger and as contemplated by the Merger Agreement (and not because of any disagreement with the Company), all of the directors of the Company resigned as directors of the Company at the Effective Time. In accordance with the terms of the Merger Agreement, at the Effective Time, the directors of Acquisition Sub became the directors of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

At the Effective Time of the Merger, the certificate of incorporation of the Company and the by-laws of the Company were each amended and restated in their entirety as set forth in Exhibits 3.1 and 3.2 hereto, respectively, which are incorporated by reference into this Item 5.03.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by the Company on March 3, 2016 announcing the completion of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 2.1

Agreement and Plan of Merger, dated as of December 6, 2015, by and among Acorn Holdings B.V., Maple Holdings Acquisition Corp., JAB Holdings B.V. and Keurig Green Mountain, Inc. (incorporated herein by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 8, 2015)

Exhibit 3.1	Second Amended and Restated Certificate of Incorporation of Keurig Green Mountain, Inc.
Exhibit 3.2	Second Amended and Restated Bylaws of Keurig Green Mountain, Inc.
Exhibit 99.1	Press Release issued by Keurig Green Mountain, Inc. on March 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEURIG GREEN MOUNTAIN, INC.
(Registrant)

Date: March 3, 2016	By:	/s/ Michael J. Degnan
	Name:	Michael J. Degnan
	Title:	Chief Legal Officer, Corporate General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of December 6, 2015, by and among Acorn Holdings B.V., Maple Holdings Acquisition Corp., JAB Holdings B.V. and Keurig Green Mountain, Inc. (incorporated herein by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 8, 2015)

3.1	Second Amended and Restated Certificate of Incorporation of Keurig Green Mountain, Inc.
3.2	Second Amended and Restated Bylaws of Keurig Green Mountain, Inc.
99.1	Press Release issued by Keurig Green Mountain, Inc. on March 3, 2016